EXHIBIT 2
                         3,600,000 Shares
                           OMNICARE, INC.
                            Common Stock
                          ($1 Par Value)


                       UNDERWRITING AGREEMENT


November 21, 1994

CS FIRST BOSTON CORPORATION
MONTGOMERY SECURITIES
WILLIAM BLAIR and COMPANY,
As Representatives of the Several Underwriters,
  c/o CS First Boston Corporation,
    Park Avenue Plaza,
    New York, NY 10055.

Dear Madames or Sirs:

     1. Introductory. Omnicare, Inc., a Delaware corporation ("Company"), proposes to issue and sell to the several Underwriters named in Schedule A hereto ("Underwriters") 1,082,993 shares of its Common Stock, $1 par value per share ("Securities"), and the several Selling Stockholders named in Schedule B hereto ("Selling Stockholders") propose to sell to the Underwriters 1,797,007 shares of Securities (such 2,880,000 shares of Securities being hereinafter referred to as the "U.S. Firm Securities"). The Company also proposes to issue and the Company and Chemed Corporation ("Chemed") also propose to sell to the Underwriters and the Managers (as defined below), at the option of the Underwriters and the Managers, an aggregate of not more than 540,000 additional shares ("Optional Securities") of Securities as set forth below. The U.S. Firm Securities and the Optional Securities that may be sold to the Underwriters ("U.S. Optional Securities") are herein collectively called the "U.S. Securities".

     It is understood that the Company and the Selling Stockholders are concurrently entering into a Subscription Agreement, dated the date hereof ("Subscription Agreement"), with CS First Boston Limited ("CSFBL"), Montgomery Securities and William Blair and Company ("Managers") relating to the concurrent offering and sale by the Company of 270,748 shares of Securities and by the Selling Stockholders of 449,252 shares of Securities (such 720,000 shares of Securities being hereinafter referred to as the "International Firm Securities", which together with the Optional Securities that may be sold to the Managers by the Company and Chemed ("International Optional Securities") are hereinafter called the

                              E - 1
                          Page 9 of 42
                                                        EXHIBIT 2
                                                      (Continued)

"International Securities") outside the United States and Canada ("International Offering"). The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". The Offered Securities being sold by the Selling Stockholders are collectively referred to as the "Selling Stockholder Securities". The Offered Securities being sold by the Company are collectively referred to as the "Company Securities". To provide for the coordination of their activities, the Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

     The Company and the Selling Stockholders hereby agree with the several Underwriters as follows:

     2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

     (i) A registration statement (No. 33-85574), including Post-Effective Amendment No. 1 to Registration Statement No. 33-83752, relating to the Offered Securities, including forms of prospectus relating to the U.S. Securities and the International Securities, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or
(ii) is proposed to be amended by amendment or posteffective amendment. If the Company does not propose to amend such registration statement and if any posteffective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent posteffective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, including Post-Effective Amendment No. 1 to Registration Statement No. 33-83752, as amended

                              E - 2
                          Page 10 of 42
                                                        EXHIBIT 2
                                                      (Continued)

at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "U.S. Prospectus", and the "International Prospectus", respectively; and the U.S. Prospectus and the International Prospectus are hereinafter collectively referred to as the "Prospectuses".

     (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b), the Registration Statement and each of the Prospectuses will conform, in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Underwriter through the Representatives or by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c).


                              E - 3
                          Page 11 of 42
                                                        EXHIBIT 2
                                                      (Continued)

     (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

     (iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

     (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Company Securities have been delivered and paid for in accordance with this Agreement and the Subscription Agreement on each Closing Date (as defined below), the Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectuses; and the stockholders of the Company have no preemptive rights with respect to the Securities.

     (vi) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter or Manager for a brokerage commission, finder's fee or other like payment in connection with the sale of the Securities.

     (vii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered

                              E - 4
                          Page 12 of 42
                                                        EXHIBIT 2
                                                      (Continued)

pursuant to any other registration statement filed by the Company under the Act except for such contracts and agreements as to which the Company has already satisfied its obligation to file a registration statement under the Act or to include securities in a registration statement filed by the Company under the Act.

     (viii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the issuance and sale of Offered Securities by the Company or the sale of the Offered Securities by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws.

     (ix) The execution, delivery and performance of this Agreement and the Subscription Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or domestic or foreign order of any governmental agency or body or any court, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Company Securities as contemplated by this Agreement and the Subscription Agreement, respectively.

     (x) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company.

     (xi) The Company and its subsidiaries have good and marketable title in fee simple to all real properties and good and marketable title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and all leased real and personal property held by the Company or any of its subsidiaries is held under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by the Company and its subsidiaries.




                              E - 5
                          Page 13 of 42
                                                        EXHIBIT 2
                                                      (Continued)

     (xii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (xiii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (xiv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (xv) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or, toxic substances (collectively, "environmental laws") or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

     (xvi) There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, results of operations or

                              E - 6
                          Page 14 of 42
                                                        EXHIBIT 2
                                                      (Continued)

general affairs of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Subscription Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

     (xvii) To the Company's knowledge, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.

     (xviii) The financial statements included in the Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as set forth in the accompanying footnotes) and comply with the requirements of the Act; and the schedules present fairly the information required to be stated therein and comply with the requirements of the Act. The financial information and statistical data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Information," "Capitalization," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" have been prepared on a basis consistent with the consolidated financial statements of the Company. The pro forma financial information incorporated by reference in the Registration Statement comply with the requirements of the Act and the Rules and Regulations; the assumptions of management described in the notes to such pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the transactions described in such notes; the related pro forma adjustments give appropriate effect to those assumptions and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet and the pro forma condensed statement of income.

     (xix) Since the date of the latest audited financial statements included in the Prospectuses, there has been no material adverse change, nor any development or event that may result in a prospective material adverse change, in the condition (financial or other), business, prospects, results of operations or general

                              E - 7
                          Page 15 of 42
                                                        EXHIBIT 2
                                                      (Continued)

affairs of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (xx) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940.

     (xxi) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

     (xxii) Except where the failure to file would not have a material adverse effect, all tax returns required to be filed by the Company or any of its subsidiaries, in any jurisdiction, have been so filed, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without material penalty or interest. No material proposed additional tax assessments have been asserted in writing against the Company or any of its subsidiaries.

    (xxiii) The Offered Securities have been approved for listing on the New York Stock Exchange (the "Stock Exchange") subject to official notice of issuance.

          (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

     (i) Such Selling Stockholder has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the Selling Stockholder Securities to be sold by such Selling Stockholder and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Selling Stockholder Securities and upon the delivery of and payment for the Securities hereunder the several Underwriters will acquire valid and unencumbered title to the Selling Stockholder Securities.



                              E - 8
                          Page 16 of 42
                                                        EXHIBIT 2
                                                      (Continued)

     (ii) The sale of the Selling Stockholder Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectuses or any supplement thereto.

     (iii)  This Agreement, the Subscription Agreement and the
Custody Agreement (as hereinafter defined) have been duly authorized, executed and delivered by such Selling Stockholder.

     (iv) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the sale of Selling Stockholder Securities by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

     (v) The execution, delivery and performance of this Agreement, the Subscription Agreement and the Custody Agreement, and the consummation of the transactions herein and therein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the charter or by-laws of such Selling Stockholder, and such Selling Stockholder has full power and authority to sell the Selling Stockholder Securities as contemplated by this Agreement and the Subscription Agreement, respectively.

     (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934 or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Securities which, if effected by the issuer, would be required to be disclosed in response to
Item 701 of Regulation S-K.

          (c) Chemed represents and warrants to, and agrees with, the several Underwriters that such Selling Stockholder has no reason to believe that the representations and warranties of the

                              E - 9
                          Page 17 of 42
                                                        EXHIBIT 2
                                                      (Continued)

Company contained in this Agreement and the Subscription Agreement are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectuses or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries.

          (d) Each of the Selling Stockholders other than Chemed severally represents and warrants to, and agrees with, the several Underwriters that all information furnished by or on behalf of such Selling Stockholder relating to such Selling Stockholder and the Securities to be sold by such Selling Stockholder hereunder that is contained in the representations and warranties of such Selling Stockholder in such Selling Stockholder's Power of Attorney or set forth in the Registration Statement or the Prospectuses is, and on the relevant Closing Date hereunder will be, true, correct and complete, and does not, and on the relevant Closing Date hereunder will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make such statements not misleading in light of the circumstances under which they were made. Such Selling Stockholder is not aware (without having conducted any independent investigation) that any of the representations and warranties of the Company herein is untrue or inaccurate in any material respect.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $37.82 per share, the respective numbers of shares of U.S. Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

     Certificates in negotiable form for the Selling Stockholder Securities to be sold by Medisave Pharmacies, Inc. ("Medisave") and Richard L. Doane ("Doane") hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements dated November 18, 1994 (the "Custody Agreements"), made with U.S. Trust Company, as custodian ("Custodian"). Each such Selling Stockholder agrees that the shares represented by the certificates held in custody for each such Selling Stockholder under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by each such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of each such Selling Stockholder hereunder

                             E - 10
                          Page 18 of 42
                                                        EXHIBIT 2
                                                      (Continued)

shall not be terminated by operation of law or the occurrence of any other event. If any other such event should occur before the delivery of the Securities hereunder, certificates for such shares of Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such other event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

     The Company, Chemed and the Custodian will deliver the U.S. Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company and the Selling Stockholders at the office of Cravath, Swaine and Moore, at 9:30 A.M., New York time, on November 30, 1994, or at such other time not later than seven full business days thereafter as CS First Boston Corporation ("CSFBC") and the Company determine, such time being herein referred to as the "First Closing Date". The certificates for the U.S. Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of Cravath, Swaine and Moore, at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company and Chemed from time to time not more than 30 days subsequent to the date of the initial public offering of the Offered Securities, the Underwriters and the Managers may purchase all or less than all of the Optional Securities, which in the case of the Underwriters shall be at the purchase price per Security to be paid for the U.S. Firm Securities. Unless otherwise agreed between CSFBL and CSFBC, the U.S. Optional Securities to be purchased by the Underwriters on any Optional Closing Date shall be in the same proportion to all the Optional Securities to be purchased by the Underwriters and Managers on such Optional Closing Date as the U.S. Firm Securities bear to all the Firm Securities. The Company and Chemed agree to sell to the Underwriters such U.S. Optional Securities and the Underwriters agree, severally and not jointly, to purchase such U.S. Optional Securities. The Company and Chemed agree that the U.S. Optional Securities to be sold to the Underwriters on any Optional Closing Date shall be sold in equal amounts by the Company and Chemed. Such U.S. Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of U.S. Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of U.S. Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by

                             E - 11
                          Page 19 of 42
                                                        EXHIBIT 2
                                                      (Continued)

the Underwriters only for the purpose of covering overallotments made in connection with the sale of the U.S. Firm Securities. No Optional Securities shall be sold or delivered unless the U.S. Firm Securities and the International Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or, any portion thereof may be exercised from time to time upon written or telegraphic notice by the Underwriters to the Company and Chemed setting forth the number of Option Securities as to which the several Underwriters are exercising the Option and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of Underwriters and the Managers to the Company and Chemed.

     Each time for the delivery of and payment of the U.S. Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than seven full business days after written or telegraphic notice of election to purchase Optional Securities is given. The Company and Chemed will deliver the U.S. Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company and Chemed, at the above office of Cravath, Swaine and Moore. The certificates for the U.S. Optional Securities will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine and Moore, at a reasonable time in advance of the such Optional Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the U.S.
Securities for sale to the public as set forth in the U.S.
Prospectus.

      5.  Certain Agreements of the Company and the Selling
Stockholders.  The Company and, as applicable, each Selling
Stockholder agree with the several Underwriters that:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectuses with the Commission pursuant to and in accordance with subparagraph

                             E - 12
                          Page 20 of 42
                                                        EXHIBIT 2
                                                      (Continued)

(1) (or, if applicable and if consented to by CSFBC, subparagraph
(4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or either of the Prospectuses and will not effect such amendment or supplementation without CSFBC's prior consent; and the Company will also advise CSFBC promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBC and each Selling Stockholder of such event and will promptly prepare and, in the case of the U.S. Prospectus, file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth

                             E - 13
                          Page 21 of 42
                                                        EXHIBIT 2
                                                      (Continued)

fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Representatives copies of the Registration Statement (four of which will be signed and will include all exhibits), each preliminary prospectus relating to the U.S. Securities, and, so long as delivery of a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the U.S. Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests. The Company will pay the expenses of printing and distributing all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (h) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.


                             E - 14
                          Page 22 of 42
                                                        EXHIBIT 2
                                                      (Continued)

          (i) The Company and each Selling Stockholder will not, and the Company and each corporate Selling Stockholder will not allow any of their respective subsidiaries or affiliates to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or cause to be filed with the Commission a registration statement under the Act relating to, or announce any offering of, any additional shares of its Securities or securities convertible or exchangeable into or exercisable for any shares of Securities without the prior written consent of CSFBC for a period of, in the case of the Company and Chemed Corporation ("Chemed"), 120 days and, in the case of each Selling Stockholder other than Chemed, 90 days after the date of the initial public offering of the Offered Securities, except that the Company may issue and sell Securities (or options exercisable for Securities) pursuant to any employee or non-employee director stock option or stock ownership plan of the Company and the Company may issue Securities or any securities convertible into or exchangeable for, or exercisable into shares of Securities pursuant to the terms of any securities outstanding at the date hereof or other obligations binding upon the Company and in effect at the date hereof. Such restriction shall not apply to shares of Common Stock offered by the Company as consideration for a merger or other stock-based acquisition.

          (j) The Company will reimburse the Underwriters (if and to the extent incurred by them) for any travel expenses of the Company's officers and employees and other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

          (k) The Company and Chemed agree with the several Underwriters that the Company and Chemed will pay all expenses incident to the performance of the obligations of the Company and each Selling Stockholder under this Agreement and will, jointly and severally, reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters. The parties agree that Doane and Medisave will pay their respective legal fees.



                             E - 15
                          Page 23 of 42
                                                        EXHIBIT 2
                                                      (Continued)

          (l) Each Selling Stockholder agrees to deliver to the Representatives on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9
 (or other applicable form or statement specified by Treasury
Department regulations in lieu thereof).

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the U.S. Finn Securities on the First Closing Date and the U.S. Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and of the Selling Stockholders herein, to the accuracy of the statements of officers of the Company and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and by the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Price Waterhouse LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect set forth in Schedule C hereto.

          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time is prior to the execution and delivery of this Agreement, the U.S. Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting

                             E - 16
                          Page 24 of 42
                                                        EXHIBIT 2
                                                      (Continued)

particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, materially impairs the investment quality of the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
(iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the U.S. Securities.

          (d) The Representatives shall have received an opinion, dated such Closing Date, of Thompson, Hine and Flory, counsel for the Company, to the effect that:

               (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification other than jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as one enterprise;

               (ii) each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and each subsidiary of the Company is duly qualified to do business as a foreign corporation

                             E - 17
                          Page 25 of 42
                                                        EXHIBIT 2
                                                      (Continued)

in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification other than jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as one enterprise; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is, to such counsel's knowledge, fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any perfected security interests, and, to such counsel's knowledge, free and clear of any other security interests, claims, liens, encumbrances and defects;

             (iii) the Company's authorized capital stock is as set forth in the Prospectus under "Description of Capital Stock-- General"; the Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are, to such counsel's knowledge, fully paid and nonassessable and conform to the description thereof contained in the Prospectuses; the Offered Securities are duly authorized for listing, subject to official notice of issuance, on the Stock Exchange; the certificates for the Offered Securities are in valid form; and the stockholders of the Company have no preemptive rights or similar rights with respect to the Offered Securities;

              (iv) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

               (v) the execution, delivery and performance of this Agreement and the Subscription Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell

                             E - 18
                          Page 26 of 42
                                                        EXHIBIT 2
                                                      (Continued)

the Offered Securities as contemplated by this Agreement and the Subscription Agreement, respectively;

               (vi) the Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectuses either were filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or were included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectuses which are not described as required or of any franchises, contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement which are not described and filed as required;

               (vii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses;

               (viii)  this Agreement and the Subscription
Agreement have been duly authorized, executed and delivered by the Company;

               (ix) the statements in the Prospectuses under the headings "Description of Capital Stock" and "Tax Considerations" fairly summarize, in all material respects, the matters therein described; and

               (x) to such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities.

     In giving their opinion, Thompson, Hine and Flory shall additionally state that although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses (except as set forth in paragraph (ix) under

                             E - 19
                          Page 27 of 42
                                                        EXHIBIT 2
                                                      (Continued)

Section 6(d) hereof) and they have not made any independent check or verification thereof, they have participated in conferences with officers and other representatives of the Company, counsel for the Company, and representatives of the independent public accountants for the Company, at which conferences the contents of the Registration Statement and the Prospectuses were discussed and, on the basis of the foregoing, (x) no facts have come to their attention that would lead them to believe that the Registration Statement and the U.S. Prospectus, and each amendment or supplement thereto (except the financial statements contained therein), as of their respective effective or issue dates, did not comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and (y) such counsel have no reason to believe that either the Registration Statement or either of the Prospectuses, or any such amendment or supplement, as of their respective effective or issue dates or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) The Representatives shall have received opinions, dated such Closing Date, of Kevin McNamara, as counsel for Chemed, Richard P. Adcock, Esq., General Counsel for Medisave and Hillis Clark Martin and Peterson and Ogden Murphy Wallace, as counsel for Doane, to the effect, with respect to such Selling Stockholders, that:

               (i)  each Selling Stockholder had valid and
unencumbered title to the Selling Stockholder Securities and had full right, power and authority to sell, assign, transfer and deliver the Selling Stockholder Securities hereunder and under the Subscription Agreement; and the several Underwriters have upon receipt of such share certificates acquired valid and unencumbered title to the Selling Stockholder Securities purchased by them from each Selling Stockholder hereunder;

               (ii) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the Subscription Agreement and the Custody Agreement in connection with the sale of the Selling Stockholder Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;

               (iii)  in the case of counsel for Chemed, the
execution, delivery and performance of this Agreement, the

                             E - 20
                          Page 28 of 42
                                                        EXHIBIT 2
                                                      (Continued)

Subscription Agreement and the Custody Agreement, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body of any court having jurisdiction over Chemed or any of its properties or any agreement or instrument to which Chemed is a party or by which Chemed is bound or to which any of the properties of Chemed is subject, or the charter or by-laws of Chemed; and

               (iv)  each of this Agreement, the Subscription
Agreement and the Custody Agreement, has been duly authorized, executed and delivered by the Selling Stockholder.

          (t) The Representatives shall have received an opinion, dated such Closing Date, of Reed Smith Shaw and McClay, healthcare counsel for the Company, to the effect as follows:

               (i)  the issuance, sale and delivery of the Common
Stock of the Company pursuant to this Agreement and the Subscription Agreement does not require any consent of any healthcare agency or other healthcare regulatory body of any State in which the Company or any of its subsidiaries operate or any Federal Medicare or Medicaid laws and regulations; and

               (ii) the statements in the Prospectus under the caption "Business--Reimbursement and Billing" and "Government Regulation" insofar as they purport to constitute summaries of healthcare laws, regulations, policies and interpretation, are accurate and fairly present the legal issues purported to be described therein, and such counsel are not aware of any other healthcare laws, rules, regulations, policies or interpretations which are material to the operations of the Company and its subsidiaries which have not been adequately and accurately disclosed in the Prospectus.

          (g) The Representatives shall have received from Cravath, Swaine and Moore, counsel for the Underwriters, such opinions and letters, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectuses and other related matters as the Representatives may require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.


                             E - 21
                          Page 29 of 42
                                                        EXHIBIT 2
                                                      (Continued)

          (h) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (i) The Representatives shall have received a letter, dated such Closing Date, of Price Waterhouse LLP, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purpose of this subsection.

          (j) On such Closing Date, the Managers shall have purchased the International Firm Securities or the International
Optional Securities, as the case may be, pursuant to the Subscription Agreement.

          (k) The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

     7. Indemnification and Contribution. (a) The Company and Chemed will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary

                             E - 22
                          Page 30 of 42
                                                        EXHIBIT 2
                                                      (Continued)

to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Chemed will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described as such in subsection (c) below.

          (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the preparation of the documents referred to in the foregoing indemnity, it being understood and agreed that such information with respect to Doane and Medisave consists of their names and their respective share amounts under the caption "Selling Stockholders" in the Prospectuses. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

          (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue

                             E - 23
                          Page 31 of 42
                                                        EXHIBIT 2
                                                      (Continued)

statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on the inside front cover page, the concession and reallowance figures appearing in the paragraph under the caption "Underwriting" and the information furnished on behalf of CSFBC, Montgomery Securities or William Blair and Company as the case may be, in the last paragraph under the caption "Underwriting".

          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified


                             E - 24
                          Page 32 of 42
                                                        EXHIBIT 2
                                                      (Continued)

party from all liability on any claims that are the subject matter of such action.

          (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion between the Company and the Underwriters as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand (as to which the Company is Responsible) and the Underwriters on the other from the offering of the U.S. Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering of the U.S. Securities (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purposes of the preceding sentence, the relative fault of Doane and Medisave shall be determined solely with reference to the written information furnished to the Company by them or on their behalf specifically for use in the documents referred to in subsection (a) above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amounts in excess of the amount by which the total price at which the U.S. Securities underwritten by it and

                             E - 25
                          Page 33 of 42
                                                        EXHIBIT 2
                                                      (Continued)

distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters, obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders' obligations in this subsection (e) to contribute are several and not joint.

          (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase U.S. Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of U.S. Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such U.S. Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the U.S. Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of U.S. Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholders for the purchase of such U.S. Securities by other persons are not made within 36 hours after such default, this Agreement will terminate

                             E - 26
                        Page of 34 of 42
                                                        EXHIBIT 2
                                                      (Continued)

without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in
Section 9 (provided that if such default occurs with respect to U.S. Optional Securities after the First Closing Date, this Agreement will not terminate as to the U.S. Firm Securities or any U.S. Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9.  Survival of Certain Representations and Obligations.
The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the U.S. Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the U.S. Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect and if any U.S. Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the U.S. Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), or (v) of Section 6(c), the Company and Chemed will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S. Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o CS First Boston Corporation, Park Avenue Plaza, New York, NY 10055,
Attention: Investment Banking Department--Transactions Advisory Group, or, if to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2800 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202, Attention: Cheryl D. Hodges;

                             E - 27
                        Page of 35 of 42
                                                        EXHIBIT 2
                                                      (Continued)

or, if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to (i) as to Chemed, Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202, attention: Kevin McNamara; (ii) as to Medisave, 1148 Broadway Plaza, Tacoma, Washington 98402, attention: General Counsel; (iii) as to Doane, 4238 95th Avenue, N.B., Bellevue, Washington 98004, with a copy to Ross Jacobson, Ogden Murphy Wallace, 2100 Westlake Center Tower, 1601 Fifth Avenue, Seattle, Washington 98101; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     15. Evergreen Transaction. Nothing contained in this agreement shall modify any of the representations or indemnities contained in the Acquisition Agreement dated September 2, 1994, among Omnicare, Doane, Medisave, Jack W. Armstrong and R. Alan Bell.

     Each of the Company and the Selling Stockholders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to us the Company of the counterparts hereof, whereupon it will become a


                             E - 28
                          Page 36 of 42
                                                        EXHIBIT 2
                                                      (Continued)

binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

OMNICARE, INC.

By     JOEL F. GEMUNDER
Name:  JOEL F. GEMUNDER
Title: PRESIDENT OF OMNICARE


CHEMED CORPORATION


By:    EDWARD L. HUTTON
Name:  EDWARD L. HUTTON
Title: CEO AND CHAIRMAN OF CHEMED

Richard L. Doane


By:    CHERYL D. HODGES
Name:  CHERYL D. HODGES
Title: ATTORNEY-IN-FACT

MEDISAVE PHARMACIES, INC.


By:    CHERYL D. HODGES
Name:  CHERYL D. HODGES
Title: ATTORNEY-IN-FACT

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CS FIRST BOSTON CORPORATION MONTGOMERY SECURITIES WILLIAM BLAIR AND
COMPANY

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By CS FIRST BOSTON CORPORATION

By:    F. PERKINS HIXSON, JR.
Name:  F. PERKINS HIXSON, JR.


                             E - 29
                          Page 37 of 42
                                                        EXHIBIT 2
                                                      (Continued)

                                   SCHEDULE A



                                                   Number of
           Underwriter                         U.S. Firm Securities

CS First Boston Corporation..........                 626,668

Montgomery Securities................                 626,666

William Blair and Company..............               626,666

Wertheim Schroder and
Co. Incorporated.....................                 200,000

McDonald and Company Securities, Inc...               200,000

Sutro and Co. Incorporated.............               200,000

Tucker Anthony Incorporated..........                 200,000

Volpe, Welty and Company...............               200,000

                        Total................       2,880,000























                             E - 30
                          Page 38 of 42
                                                        EXHIBIT 2
                                                      (Continued)

                                       SCHEDULE B




                                                     Number of
      Selling Stockholder                     U.S. Firm Securities

Chemed Corporation.......                           1,040,000

Richard L. Doane.........                             549,222

Medisave Pharmacies, Inc.                             207,785


                    Total...........                1,797,007
































                             E - 31
                          Page 39 of 42
                                                        EXHIBIT 2
                                                      (Continued)

                                SCHEDULE C

                    Letter of Independent Public Accountants
                         Referred to in Section 6(a)

          (i) in their opinion the financial statements, including the financial statement schedules, examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-3;

          (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the unaudited financial statements included in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not in conformity with generally accepted accounting principles;

               (B) at the date of the latest available interim financial information read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the common stock or any increase in short-term obligations or long-term obligations of the Company and its subsidiaries consolidated or any decrease in consolidated net current assets or stockholder's equity, as compared with amounts shown on the latest balance sheet included in the Prospectus, except in all instances for changes or increases or decreases which the Registration Statement discloses have occurred or may occur; or

               (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and, to the extent possible, with the period of corresponding length beginning on the first day of the last completed quarter included in the latest income statement included in the Prospectus, in consolidated net sales, or income from operations, or in the total or per share amounts of consolidated income from continuing operations or net income, except in all instances for changes or decreases which the

                             E - 32
                          Page 40 of 42
                                                        EXHIBIT 2
                                                      (Continued)

 Registration Statement discloses have occurred or may occur;

               (D) the financial and other information appearing in the Prospectus under the captions "Selected Financial Data" for the nine month periods ended September 30, 1994, and 1993 and the three year period ended December 31, 1993, incorporated by reference into the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which are described in such letter; and

          (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and, to the extent possible, with the period of corresponding length beginning on the first day of the last completed quarter included in the latest income statement included in the Prospectus, (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.


















                             E - 33
                          Page 41 of 42